UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2010

FRISCH’S RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

OHIO	001-07323	31-0523213
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2800 GILBERT AVENUE, CINCINNATI, OHIO	45206
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 513-961-2660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)	The Annual Meeting of the Shareholders of Frisch’s Restaurants, Inc. (Company) was held on October 6, 2010. The shares represented in person and by proxy totaled 4,582,688, which constituted a quorum.

(b)	Proposal 1 - Election of Directors. Directors who were elected on October 6, 2010 to serve until the 2012 Annual Meeting of Shareholders: Robert J. (RJ) Dourney, Lorrence T. Kellar, Karen F. Maier, William J. Reik, Jr. and Donald H. Walker. The final vote tallies are set forth below:

Name	Votes For	Withheld Authority	Broker-Non Votes

Robert J. (RJ) Dourney	3,829,567	52,638	700,483
Lorrence T. Kellar	3,585,155	297,050	700,483
Karen F. Maier	3,720,091	162,114	700,483
William J. Reik, Jr.	3,834,558	47,647	700,483
Donald H. Walker	3,628,121	254,084	700,483

Directors whose terms continued after the Meeting (serving until the 2011 Annual Meeting of Shareholders): Dale P. Brown, Daniel W. Geeding, Craig F. Maier and Jerome P. Montopoli.

Proposal 2 – Ratification of Independent Registered Public Accounting Firm. The proposal to ratify the appointment of Grant Thornton LLP to serve as the Company’s Independent Registered Public Accounting Firm for the fiscal year that commenced June 2, 2010 was approved. The final vote tally is set forth below:

Votes For	Votes Against	Abstentions

4,545,083	36,226	1,379

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FRISCH’S RESTAURANTS, INC.
(registrant)
DATE October 7, 2010
	BY	/s/ Donald H. Walker
Donald H. Walker
Vice President and Chief Financial Officer
Principal Financial Officer
Principal Accounting Officer